Exhibit 99
[LOGO]
NEWS
KADANT
AN ACCENT ON INNOVATION
One Technology Park Drive
Westford, MA 01886

Investor contact: Thomas M. O'Brien, 978-776-2000
Media contact: Wes Martz, 269-278-1715

Kadant Reports 2014 Second Quarter Results
Achieves Record Revenue, Bookings, Backlog, and Adjusted Diluted EPS
Lowers Guidance for 2014 due to Project Delays

WESTFORD, Mass., July 28, 2014 – Kadant Inc. (NYSE:KAI) reported its financial results for the second quarter ended June 28, 2014.

Second Quarter 2014 Financial Highlights

•
GAAP diluted earnings per share (EPS) from continuing operations increased 37% to $0.70 in the second quarter of 2014 compared to $0.51 in the second quarter of 2013. Guidance was $0.66 to $0.68. Our adjusted diluted EPS of $0.70 in the second quarter of 2014 set a new quarterly record.

•
Revenue increased 28% to a record $105 million in the second quarter of 2014, including $10 million from acquisitions, compared to $82 million in the second quarter of 2013. Excluding acquisitions, revenue increased 15% in the second quarter of 2014 compared to the second quarter of 2013. Guidance was $104 to $106 million.

•
Bookings increased 32% to a record $115 million in the second quarter of 2014, including $14 million from acquisitions, compared to $87 million in the second quarter of 2013. Excluding acquisitions, bookings increased 16% in the second quarter of 2014 compared to the second quarter of 2013.

•	Parts and consumables bookings increased 26% to a record $66 million in the second quarter of 2014, compared to $53 million in the second quarter of 2013.

•	Gross margin was 43.0% in the second quarter of 2014, compared to a record 48.6% in the second quarter of 2013.

•	Net income from continuing operations was $8 million in the second quarter of 2014 compared to $6 million in the second quarter of 2013.

•	Adjusted EBITDA increased 39% to a record $15 million in the second quarter of 2014 compared to $11 million in the second quarter of 2013.

•	Backlog was a record $129 million at the end of the second quarter of 2014.

•	Repurchased 255,135 shares of common stock for $9 million in the second quarter of 2014.

Note: Adjusted diluted EPS and adjusted EBITDA are non-GAAP measures that exclude certain items as detailed later in this press release under the heading "Use of Non-GAAP Financial Measures" and in the reconciliation tables below.

Management Commentary

"We had an outstanding quarter and set a number of financial records including revenue, bookings, backlog, adjusted operating income, adjusted EBITDA, and adjusted diluted EPS," said Jonathan W. Painter, president and chief executive officer of Kadant Inc. "Our diluted earnings per share from continuing operations was $0.70 in the second quarter of 2014, which included $0.04 of expense related to acquired profit in inventory and backlog associated with businesses acquired in 2013.

"Revenue was a record $105 million in the second quarter of 2014, increasing 28 percent compared to the second quarter of 2013 with increases in all our major geographic regions except South America. I'm particularly pleased that internal growth, which excludes acquisitions, made up over half of this revenue increase. Our parts and consumables revenue was a record $63 million in the second quarter of 2014, increasing 19 percent compared to the second quarter of 2013.

"Despite the decrease in gross margin in the second quarter of 2014 compared to the second quarter of 2013, we had excellent operating margins primarily due to improved operating leverage in selling, general, and administrative expenses. Our operating income was $12 million, or 11.5 percent of revenue, in the second quarter of 2014, compared to $8 million, or 10.3 percent of revenue, in the second quarter of 2013. Our adjusted operating income was a record $13 million in the second quarter of 2014, or 12.1 percent of revenue, compared to $9 million, or 10.5 percent of revenue, in the second quarter of 2013.

"Our bookings of $115 million in the second quarter of 2014, including $14 million from acquisitions, increased 32 percent compared to the second quarter of 2013. Excluding bookings from acquisitions, our bookings in the second quarter of 2014 increased 16 percent compared to the second quarter of 2013. We ended the quarter with a record backlog of $129 million."

Second Quarter 2014

Kadant reported record revenue of $104.8 million in the second quarter of 2014, an increase of $22.6 million, or 28 percent, compared with $82.2 million in the second quarter of 2013. Revenue for the second quarter of 2014 included $10.1 million from acquisitions and a $1.2 million increase from foreign currency translation compared to the second quarter of 2013. Operating income from continuing operations was $12.0 million in the second quarter of 2014, including $0.6 million of expense related to acquired inventory and backlog and $0.1 million of restructuring costs, compared to $8.4 million in the second quarter of 2013, including a $1.7 million gain on the sale of assets and a $1.9 million acquisition-related restructuring charge. Adjusted operating income, a non-GAAP measure, was a record $12.7 million in the second quarter of 2014 compared to $8.6 million in the second quarter of 2013.

Both net income and adjusted net income, a non-GAAP measure, from continuing operations were $7.9 million, or $0.70 per diluted share, in the second quarter of 2014 compared to $5.8 million, or $0.51 per diluted share, in the second quarter of 2013.

	Three Months Ended June 28, 2014		Three Months Ended June 29, 2013
Adjusted Net Income and Adjusted Diluted EPS Reconciliation (non-GAAP)	($ in millions)	Diluted EPS	($ in millions)	Diluted EPS
Income and Diluted EPS from Continuing Operations Attributable to Kadant, as reported	$7.9	$0.70	$5.8	$0.51
Adjustments:
Restructuring costs	-	-	1.3	0.12
Gain on the sale of assets	-	-	(1.3)	(0.12)
Adjusted Net Income and Adjusted Diluted EPS	$7.9	$0.70	$5.8	$0.51

Guidance

"We had record bookings in the first and second quarters of 2014 and overall market conditions remain healthy. That said, it is not unusual for customers with larger capital projects, particularly in China, to delay shipment for any number of reasons, and we saw several of these being deferred from the third to the fourth quarter of 2014 and also into early 2015. As a result of the change in the timing of these large capital projects, we are lowering our full year 2014 guidance," Mr. Painter continued. "For the full year, we expect revenue of $400 to $410 million, revised from our previous guidance of $410 to $420 million. We expect to achieve GAAP diluted EPS from continuing operations of $2.50 to $2.60, revised from our previous GAAP diluted EPS guidance of $2.60 to $2.70, including $0.17 of expense related to acquired inventory and backlog associated with businesses acquired in 2013 and $0.03 of restructuring costs. We expect to achieve GAAP diluted EPS from continuing operations of $0.52 to $0.54 in the third quarter of 2014 on revenue of $94 to $96 million."

Conference Call

Kadant will hold a webcast with a slide presentation for investors on Tuesday, July 29, 2014, at 11 a.m. eastern time to discuss its second quarter performance, as well as future expectations. To access the webcast, including the slideshow and accompanying audio, go to www.kadant.com and click on "Investors". To listen to the webcast via teleconference, call 877-703-6107 within the U.S., or +1-857-244-7306 outside the U.S. and reference participant passcode 83375884. Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at www.sec.gov. An archive of the webcast presentation will be available on our Web site until August 29, 2014.

Shortly after the webcast, Kadant will post its updated general investor presentation incorporating the second quarter results on its Web site at www.kadant.com under the "Investors" section.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenues excluding the effect of acquisitions and foreign currency translation, adjusted operating income, adjusted net income, adjusted diluted EPS,  and adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA).

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business or future outlook. We believe that the inclusion of such measures helps investors to gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

We present increases or decreases in revenues excluding the effect of acquisitions and foreign currency translation to provide investors insight into underlying revenue trends.

Adjusted operating income and adjusted EBITDA exclude pre-tax restructuring costs of $0.1 million and $0.4 million for the three- and six-month periods ended June 28, 2014, respectively, and exclude pre-tax expense related to acquired backlog and inventory of $0.6 million and $2.6 million for the three- and six-month periods ended June 28, 2014, respectively. These items are excluded as they are not indicative of our core operating results and not comparable to other periods, which have differing levels of incremental costs or none at all.

Adjusted net income and adjusted diluted EPS exclude after-tax restructuring costs of $1.3 million ($1.9 million net of tax of $0.6 million) and an after-tax gain on the sale of assets of $1.3 million ($1.7 million net of tax of $0.4 million) in the three-month period ended June 29, 2013. Adjusted diluted EPS in the three-month periods ended June 28, 2014 and June 29, 2013 was calculated using the reported weighted average diluted shares for each period.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.

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Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended		Six Months Ended
Consolidated Statement of Income	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013

Revenues	$104,835	$82,165	$198,202	$158,369

Costs and Operating Expenses:
Cost of revenues	59,753	42,225	110,940	82,403
Selling, general, and administrative expenses	31,588	29,445	64,070	56,395
Research and development expenses	1,392	1,852	3,141	3,556
Restructuring costs and other income, net (a)	66	218	394	218
	92,799	73,740	178,545	142,572

Operating Income	12,036	8,425	19,657	15,797
Interest Income	82	142	304	251
Interest Expense	(250)	(231)	(556)	(396)

Income from Continuing Operations before Provision
for Income Taxes	11,868	8,336	19,405	15,652
Provision for Income Taxes	3,870	2,492	6,222	4,459

Income from Continuing Operations	7,998	5,844	13,183	11,193

Loss from Discontinued Operation, Net of Tax	(9)	(12)	(14)	(41)

Net Income	7,989	5,832	13,169	11,152

Net Income Attributable to Noncontrolling Interest	(131)	(72)	(258)	(108)

Net Income Attributable to Kadant	$7,858	$5,760	$12,911	$11,044

Amounts Attributable to Kadant:
Income from Continuing Operations	$7,867	$5,772	$12,925	$11,085
Loss from Discontinued Operation, Net of Tax	(9)	(12)	(14)	(41)
Net Income Attributable to Kadant	$7,858	$5,760	$12,911	$11,044

Earnings per Share from Continuing Operations
Attributable to Kadant:
Basic	$0.71	$0.52	$1.17	$0.99

Diluted	$0.70	$0.51	$1.15	$0.98

Earnings per Share Attributable to Kadant:
Basic	$0.71	$0.52	$1.16	$0.99

Diluted	$0.70	$0.51	$1.14	$0.98

Weighted Average Shares:
Basic	11,049	11,178	11,091	11,170

Diluted	11,246	11,331	11,280	11,299

				Increase
				Excluding Effect
	Three Months Ended			of Currency
Revenues by Product Line	June 28, 2014	June 29, 2013	Increase	Translation (b,c)

Stock-Preparation	$36,248	$28,493	$7,755	$7,089
Doctoring, Cleaning, & Filtration	28,180	27,666	514	363
Fluid-Handling	27,547	23,094	4,453	4,071

Papermaking Systems Segment	91,975	79,253	12,722	11,523
Wood Processing Systems Segment	9,837	-	9,837	9,837
Fiber-Based Products	3,023	2,912	111	111

	$104,835	$82,165	$22,670	$21,471

				Increase
				Excluding Effect
	Six Months Ended			of Currency
	June 28, 2014	June 29, 2013	Increase	Translation (b,c)

Stock-Preparation	$62,422	$51,495	$10,927	$9,875
Doctoring, Cleaning, & Filtration	55,189	53,528	1,661	1,348
Fluid-Handling	52,548	46,627	5,921	5,585

Papermaking Systems Segment	170,159	151,650	18,509	16,808
Wood Processing Systems Segment	21,110	-	21,110	21,110
Fiber-Based Products	6,933	6,719	214	214

	$198,202	$158,369	$39,833	$38,132

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				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase	of Currency
Sequential Revenues by Product Line	June 28, 2014	March 29, 2014	(Decrease)	Translation (b,c)

Stock-Preparation	$36,248	$26,174	$10,074	$10,125
Doctoring, Cleaning, & Filtration	28,180	27,009	1,171	1,008
Fluid-Handling	27,547	25,001	2,546	2,379

Papermaking Systems Segment	91,975	78,184	13,791	13,512
Wood Processing Systems Segment	9,837	11,273	(1,436)	(1,509)
Fiber-Based Products	3,023	3,910	(887)	(887)

	$104,835	$93,367	$11,468	$11,116

				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase	of Currency
Revenues by Geography (d)	June 28, 2014	June 29, 2013	(Decrease)	Translation (b,c)

North America	$53,224	$40,350	$12,874	$12,915
Europe	27,288	16,594	10,694	9,223
China	13,648	12,353	1,295	1,196
South America	6,074	7,801	(1,727)	(1,248)
Other	4,601	5,067	(466)	(615)

	$104,835	$82,165	$22,670	$21,471

				Increase
				(Decrease)
				Excluding Effect
	Six Months Ended		Increase	of Currency
	June 28, 2014	June 29, 2013	(Decrease)	Translation (b,c)

North America	$106,766	$79,228	$27,538	$27,756
Europe	47,777	34,167	13,610	11,441
China	20,343	23,581	(3,238)	(3,526)
South America	12,944	11,992	952	1,733
Other	10,372	9,401	971	728

	$198,202	$158,369	$39,833	$38,132

				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase	of Currency
Sequential Revenues by Geography (d)	June 28, 2014	March 29, 2014	(Decrease)	Translation (b,c)

North America	$53,224	$53,542	$(318)	$(449)
Europe	27,288	20,489	6,799	6,757
China	13,648	6,695	6,953	7,090
South America	6,074	6,870	(796)	(1,072)
Other	4,601	5,771	(1,170)	(1,210)

	$104,835	$93,367	$11,468	$11,116

	Three Months Ended		Six Months Ended
Business Segment Information	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013

Gross Profit Margin:
Papermaking Systems	43.5%	48.7%	45.4%	47.8%
Other	39.1%	47.1%	35.8%	51.4%

	43.0%	48.6%	44.0%	48.0%

Operating Income:
Papermaking Systems	$13,803	$11,821	$23,213	$21,765
Corporate and Other	(1,767)	(3,396)	(3,556)	(5,968)

	$12,036	$8,425	$19,657	$15,797

Adjusted Operating Income (c) (g)
Papermaking Systems	$13,869	$12,039	$23,668	$21,983
Corporate and Other	(1,189)	(3,396)	(1,028)	(5,968)

	$12,680	$8,643	$22,640	$16,015

Bookings from Continuing Operations:
Papermaking Systems	$98,646	$84,857	$202,612	$170,485
Other	16,296	2,271	27,035	6,925

	$114,942	$87,128	$229,647	$177,410

Capital Expenditures from Continuing Operations:
Papermaking Systems	$772	$1,226	$1,289	$2,398
Corporate and Other	131	168	153	174

	$903	$1,394	$1,442	$2,572

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	Three Months Ended		Six Months Ended
Cash Flow and Other Data from Continuing Operations	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013

Cash Provided by Operations	$8,993	$11,090	$15,195	$18,071
Depreciation and Amortization Expense	2,829	2,475	5,874	4,428

Balance Sheet Data			June 28, 2014	Dec. 28, 2013

Assets
Cash, Cash Equivalents, and Restricted Cash			$37,677	$50,200
Accounts Receivable, Net			67,233	70,271
Inventories			60,087	62,805
Unbilled Contract Costs and Fees			3,344	3,679
Other Current Assets			20,023	19,333
Property, Plant and Equipment, Net			43,879	44,885
Intangible Assets			46,305	47,850
Goodwill			134,098	131,915
Other Assets			10,894	11,230

			$423,540	$442,168
Liabilities and Stockholders' Equity
Accounts Payable			$29,254	$28,388
Short- and Long-term Debt			28,194	38,635
Other Liabilities			95,029	104,724

Total Liabilities			152,477	171,747
Stockholders' Equity			271,063	270,421

			$423,540	$442,168

Adjusted Operating Income and Adjusted EBITDA	Three Months Ended		Six Months Ended
Reconciliation	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013

Consolidated
Net Income Attributable to Kadant	$7,858	$5,760	$12,911	$11,044
Net Income Attributable to Noncontrolling Interest	131	72	258	108
Loss from Discontinued Operation, Net of Tax	9	12	14	41
Provision for Income Taxes	3,870	2,492	6,222	4,459
Interest Expense, Net	168	89	252	145

Operating Income	12,036	8,425	19,657	15,797
Restructuring Costs and Other Income, Net (a)	66	218	394	218
Acquired Backlog Amortization (e)	76	-	392	-
Acquired Profit in Inventory (f)	502	-	2,197	-

Adjusted Operating Income (c)	12,680	8,643	22,640	16,015
Depreciation and Amortization	2,753	2,475	5,482	4,428

Adjusted EBITDA (c)	$15,433	$11,118	$28,122	$20,443

Papermaking Systems
Operating Income	$13,803	$11,821	$23,213	$21,765
Restructuring Costs and Other Income, Net (a)	66	218	394	218
Acquired Profit in Inventory (f)	-	-	61	-

Adjusted Operating Income (c)	13,869	12,039	23,668	21,983
Depreciation and Amortization	1,984	2,356	3,945	4,191

Adjusted EBITDA (c)	$15,853	$14,395	$27,613	$26,174

Corporate and Other
Operating Loss	$(1,767)	$(3,396)	$(3,556)	$(5,968)
Acquired Backlog Amortization (e)	76	-	392	-
Acquired Profit in Inventory (f)	502	-	2,136	-

Adjusted Operating Loss (c)	(1,189)	(3,396)	(1,028)	(5,968)
Depreciation and Amortization	769	119	1,537	237

Adjusted EBITDA (c)	$(420)	$(3,277)	$509	$(5,731)

(a)
Includes restructuring costs of $66 and $394 in the three- and six-month periods ended June 28, 2014, respectively. Includes restructuring costs of $1,958 net of a gain of $1,740 from the sale of assets, in both the three- and six-month periods ended June 29, 2013.

(b)
Represents the increase (decrease) resulting from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(c)	Represents a non-GAAP financial measure.

(d)	Geographic revenues are attributed to regions based on customer location.

(e)	Represents intangible amortization expense associated with backlog acquired in 2013.

(f)	Represents expense within cost of revenues associated with profit in inventory acquired in 2013.

(g)	See reconciliation to the most directly comparable GAAP financial measure under "Adjusted Operating Income and Adjusted EBITDA Reconciliation."

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About Kadant

Kadant Inc. is a global supplier of high-value, critical components and engineered systems used in process industries worldwide. The Company's products, technologies, and services play an integral role in enhancing process efficiency, optimizing energy utilization, and maximizing productivity in resource-intensive industries. Kadant is based in Westford, Massachusetts, with revenue of $344 million in 2013 and 1,800 employees in 18 countries worldwide. For more information, visit www.kadant.com.

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our expected future financial and operating performance, demand for our products, and economic and industry outlook. Our actual results may differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant's quarterly report on Form 10-Q for the period ended March 29, 2014. These include risks and uncertainties relating to our dependence on process industries; significance of sales and operation of manufacturing facilities in China; oriented strand board market and levels of residential construction activity; commodity and component price increases or shortages; dependence on certain suppliers; international sales and operations; our acquisition strategy; our internal growth strategy; fluctuations in currency exchange rates; competition; soundness of suppliers and customers; our effective tax rate; future restructurings; soundness of financial institutions; our debt obligations; restrictions in our credit agreement; reliance on third-party research; protection of patents and proprietary rights; failure of our information systems or breaches of data security; fluctuations in our share price; and anti-takeover provisions. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

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